UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2006, Mr. John N. Hatsopoulos was appointed to the Board of Directors of the Company. Mr. Hatsopoulos, 71, has served as chief executive officer of American Distributed Generation Inc., an on-site energy system provider, headquartered in Waltham, Massachusetts since November 2000. He is also chairman of GlenRose Capital LLC, a leveraged buyout investment fund, since July 2000, and a managing partner of Alexandros Partners LLC, a financial advisory firm since November 2000. Previously, for a tenure of 42 years, Mr. Hatsopoulos was co-founder, vice chairman, president, and chief financial officer of Thermo Electron Corporation, a provider of analytical and monitoring instruments used in a broad range of applications. Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a B.S. in history and mathematics from Northeastern University and Honorary Doctorates in Business Administration from Boston College and Northeastern University. He served on the Board of Directors of the American Stock Exchange from 1994 through 2000. He is currently a member of the Board of Directors of TEI BioSciences Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

February 17, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer